Exhibit 21
                              THERMO TERRATECH INC.

                         Subsidiaries of the Registrant

      As of June 5, 2000, Thermo TerraTech Inc. owned the following companies:

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
                                 NAME                                        STATE OR         PERCENT OF
                                                                         JURISDICTION OF       OWNERSHIP
                                                                          INCORPORATION
------------------------------------------------------------------------------------------------------------


  Holcroft (Canada) Limited                                                   Canada         100
  Holcroft Corporation                                                       Delaware        100
    Holcroft GmbH                                                             Germany        100
  TTT Metals of Minnesota, Inc.                                              Minnesota       100
    TTT Metals of California, Inc.                                          California       100
  TTT Metals of Wisconsin, Inc.                                              Wisconsin       100
  Normandeau Associates, Inc.                                              New Hampshire     100
  TMA/Hanford, Inc.                                                         Washington       100
  The Randers Killam Group Inc.                                              Delaware        95
  (additionally, 5% of the shares are owned
  directly by Thermo Electron Corporation)
    Clark-Trombley Consulting Engineers, Inc.                                Michigan        100
    Thermo REI Inc.                                                          Michigan        100
    Randers Engineering of Massachusetts, Inc.                               Michigan        100
    RGPC Inc.                                                                Michigan        100
    Thermo RDC Inc.                                                          Michigan        100
    Thermo VTC Inc.                                                          Michigan        100
    The Killam Group, Inc.                                                   Delaware        100
      CarlanKillam Consulting Group, Inc.                                     Florida        100
        CarlanKillam Consulting Group of Alabama, Inc.                        Alabama        100
      Thermo Consulting & Design Inc.                                        Delaware        100
        Engineering Technology and Knowledge Corporation                     Delaware        100
         Elson T. Killam Associates, Inc.                                   New Jersey       100
           BAC Killam Inc.                                                   New York        100
             N.H. Bettigole Co., Inc.                                        Delaware        100
           CarlanKillam Construction Services, Inc.                           Florida        100
           Duncan, Lagnese and Associates, Incorporated                    Pennsylvania      100
           E3-Killam, Inc.                                                   New York        100
           Killam Associates, Inc.                                             Ohio          100
           Killam Management and Operational Services, Inc.                 New Jersey       100
        Fellows, Read & Associates, Inc.                                    New Jersey       100
        Killam Associates, New England Inc.                                  Delaware        100
         George A. Schock & Associates, Inc.                                New Jersey       100
         Jennison Engineering, Inc.                                           Vermont        100
  Thermo Analytical Inc.                                                     Delaware        100
    Skinner & Sherman, Inc.                                                Massachusetts     100
  Thermo EuroTech (Delaware) Inc.                                            Delaware        87.70
  (additionally, 10.79% of the shares are owned
  directly by Thermo Electron Corporation)
  Thermo EuroTech N.V.                                                      Netherlands
    Grond- & Watersaneringstechniek Nederland B.V.                          Netherlands      100
    Refining & Trading Holland B.V.                                         Netherlands      100
  Thermo EuroTech Ireland Ltd.                                                Ireland        100


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                                 NAME                                        STATE OR         PERCENT OF
                                                                         JURISDICTION OF       OWNERSHIP
                                                                          INCORPORATION
------------------------------------------------------------------------------------------------------------

    Green Sunrise Holdings Ltd.                                               Ireland        70
      AutoRod Ltd.                                                            Ireland        100
      Green Sunrise Industries Ltd.                                           Ireland        100
      GreenStar Recycling Ltd.                                                Ireland        100
      Pipe & Drain Services Ltd.                                              Ireland        100
      Dempsey Drums Ltd.                                                      Ireland        70
    GreenStar Products Ltd.                                                   Ireland        70
  ThermoRetec Corporation                                                    Delaware        70
  (additionally, 30% of the shares are owned
  directly by Thermo Electron Corporation)
    Benchmark Environmental Corporation                                     New Mexico       100
    Eberline Holdings Inc.                                                   Delaware        100
      Eberline Analytical Corporation                                       New Mexico       100
        Thermo Hanford Inc.                                                  Delaware        100
        TMA/NORCAL Inc.                                                     California       100
    ThermoRetec Construction Corporation                                     Virginia        100
    ThermoRetec Resource Planning & Management Systems Corporation          Connecticut      100
    ThermoRetec Consulting Corporation                                       Delaware        100
      GeoWest Golden Inc.                                                    Colorado        100
        GeoWest TriTechnics of Ohio, LLC                                     Colorado        100
      Retec North Carolina, Inc.                                          North Carolina     100
        Retec Engineering P.C.                                               New York        100
      RETEC Thermal, Inc.                                                    Delaware        100
    Thermo Fluids Inc.                                                       Delaware        100
    TPS Technologies Inc.                                                     Florida        100
      TPST Soil Recyclers of California Inc.                                California       100
        California Hydrocarbon, Inc.                                          Nevada         100
      TPST Soil Recyclers of Maryland Inc.                                   Maryland        100
        Todds Lane Limited Partnership                                       Maryland        100*
        (1% of which is owned directly
        by TPS Technologies Inc.)
      TPST Soil Recyclers of New York Inc.                                   New York        100
      TPST Soil Recyclers of Oregon Inc.                                      Oregon         100
      TPST Soil Recyclers of Washington Inc.                                Washington       100
    TRI Oak Ridge Inc.                                                       Delaware        100
    TRI Oak Ridge LLC                                                        Delaware        50
    (additionally, 50% of the shares are owned
    directly by Coleman Services Incorporated)
    TRUtech L.L.C.                                                           Delaware        47.5*


*Joint Venture/Partnership
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